UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2006
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (604) 721-0719
NO CHANGE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry Into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement
On September 20, 2006, Jon Feltheimer and Lionsgate agreed to the material terms of a new employment agreement with us, pursuant to which Mr. Feltheimer will continue to serve as our Chief Executive Officer. A long form amended and restated employment agreement is to be executed, and will provide for the following:
Term: Mr. Feltheimer’s employment term will be extended for four years, commencing April 1, 2007 and expiring March 31, 2011.
Base Salary: Mr. Feltheimer shall be entitled to a base salary of $1,200,000 per year commencing on April 1, 2007.
Bonus Criteria: Mr. Feltheimer’s annual bonus will remain at the discretion of our Compensation Committee, based on certain performance criteria.
Restricted Share Units and Options: Mr. Feltheimer shall receive 640,000 restricted share units and 1,050,000 options, which will be granted as follows: (a) 320,000 time vesting restricted share units (granted September 20, 2006), vesting in four equal annual installments of 80,000 beginning September 20, 2007; (b) four annual grants of 80,000 performance-vesting stock units (to vest in full or in part upon satisfaction of a sliding scale of annual targets approved by our Compensation Committee); and (c) 1,050,000 options (granted September 20, 2006), vesting in four equal annual installments of 262,500 options beginning September 20, 2007.
Change of Control Severance: If Mr. Feltheimer’s employment is terminated by our company in connection with a change of control, he will be entitled to the payment of $2,500,000 and the continued payment of his annual salary through the normal expiration of the term. If Mr. Feltheimer elects to terminate his employment in connection with a change of control, he shall be entitled to the payment of $2,500,000 but shall not be entitled to the further payment of his annual salary. Upon a change of control, any then-unvested portion of Mr. Feltheimer’s options and restricted share units shall immediately and fully vest and become immediately and fully exercisable.
Stock Price Bonuses: Upon the same trigger mechanism as in Mr. Feltheimer’s current employment agreement, Mr. Feltheimer will receive a one time stock price bonus of $750,000 at $13.00, an additional one time stock price bonus of $750,000 at $16.00, and an additional one time stock price bonus of $750,000 at $19.00.
Share Appreciation Rights: In exchange for the cancellation of 375,000 share appreciation rights that are currently fully vested and have a strike price of $5.00, and which expire on September 30, 2007, we will pay Mr. Feltheimer $2.1 million.
Life and Disability Insurance: As set out in Mr. Feltheimer’s current employment agreement.
Benefits: As set out in Mr. Feltheimer’s current employment agreement.
The foregoing description is qualified in its entirety by reference to the full text of Mr. Feltheimer’s employment agreement, to be executed and filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006

	By:	/s/ James Keegan
		Name:	James Keegan
		Title:	Chief Financial Officer